As filed with the Securities and Exchange Commission on August 18, 2023

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AXOGEN, INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-1301878
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13631 Progress Blvd., Suite 400 Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

AXOGEN, INC. AMENDED AND RESTATED 2017 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Marc Began General Counsel Axogen, Inc. 13631 Progress Boulevard, Suite 400 Alachua, Florida 32615 (386) 462-6800	Jaclyn Liu, Esq. Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105
(Name, address, telephone number, including area code, of agent for service)	(Copy to)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

Axogen, Inc. (the “Registrant”) has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register: 600,000 additional shares of Common Stock issuable pursuant to the Axogen, Inc. Amended and Restated 2017 Employee Stock Purchase Plan (the “Plan”). The Plan, including the shares of Common Stock available for issuance pursuant thereto, has been previously approved by the Registrant’s shareholders and Registration Statement of the Registrant on Form S-8 relating to the Plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on December 12, 2017 (Registration No. 333-222019), (the “Prior Registration Statement”). Pursuant to the Prior Registration Statement, the Registrant previously registered an aggregate of 600,000 shares of Common Stock under the Plan.

Item 8.	Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1	Registration Rights Agreement, dated as of August 26, 2015, between the Company and EW Healthcare Partners L.P., formerly named Essex Woodlands Fund IX, L.P. (incorporated by reference to Exhibit 4.2 to the annual report on Form 10-K filed on February 28, 2018).

5.1	Opinion of Morrison & Foerster LLP †

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1). †

23.2	Consent of Deloitte & Touche LLP, the Registrant’s Independent Registered Public Accounting Firm (filed herewith). †

24.1	Power of Attorney (included on signature page to this Registration Statement).

99.1	Axogen, Inc. Amended and Restated 2017 Employee Stock Purchase Plan (incorporated by reference from Appendix B of the Registrant’s Proxy Statement on DEF14A dated July 7, 2023 (No. 001-36046)).

107	Filing Fee Table. †

† Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alachua, State of Florida, on August 18, 2023.

Axogen, Inc.

By:	/s/ Karen Zaderej
Name: Karen Zaderej
Title: Chief Executive Officer

Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Karen Zaderej, Peter J. Mariani and Marc Began, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Registration Statement on Form S-8 (including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Karen Zaderej	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	August 18, 2023
Karen Zaderej

/s/ Peter J. Mariani	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 18, 2023
Peter J. Mariani

/s/ Amy Wendell	Director	August 18, 2023
Amy Wendell

/s/ William Burke	Director	August 18, 2023
William Burke

/s/ Gregory Freitag	Director	August 18, 2023
Gregory Freitag

/s/ John H. Johnson	Director	August 18, 2023
John H. Johnson

/s/ Alan M. Levine	Director	August 18, 2023
Alan M. Levine

/s/ Guido J. Neels	Director	August 18, 2023
Guido J. Neels

/s/ Dr. Joseph Tyndall	Director	August 18, 2023
Dr. Joseph Tyndall